Exhibit (a)(2)

WRITTEN CONSENT AND AMENDMENT

TO THE THIRD AMENDED AND RESTATED DECLARATION OF TRUST OF

GABELLI ETFS TRUST (the “Trust”)

(A DELAWARE STATUTORY TRUST)

The undersigned hereby adopt this written consent and amendment pursuant to Section 4.3(b) of the Declaration (as defined below) on May 29, 2025.

APPOINTMENT OF SERIES BOARD

WHEREAS, the following resolutions are intended to grant relative powers and authorities to the Trustees that are not inconsistent with or in violation of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”) and should be interpreted accordingly,

NOW THEREFORE BE IT

RESOLVED, that pursuant to Section 2.6(a) of the Third Amended and Restated Declaration of Trust of the Trust dated as of February 6, 2025, as amended (the “Declaration”), the Trustees hereby create three (3) new Series of the Trust known as (i) Gabelli High Income ETF, (ii) Gabelli Global Technology Leaders ETF and (iii) Gabelli Asset ETF (the “Gabelli Asset ETF Series”), each with such relative rights and preferences as set forth in the applicable registration statement of the Trust; and

RESOLVED, that pursuant to Section 3.8 of the Declaration, the Trustees hereby appoint separate, series trustees (“Gabelli Asset ETF Series Trustees”) in connection with the establishment of the Gabelli Asset ETF Series of the Trust; and

FURTHER RESOLVED, that the following persons are appointed as the initial Gabelli Asset ETF Series Trustees:

a.	Mario J. Gabelli

b.	John D. Gabelli

c.	James P. Conn

d.	Eileen C. Nakamura

e.	Werner J. Roeder

f.	Anthonie C. van Ekris

g.	Salvatore J. Zizza; and

FURTHER RESOLVED, that the Gabelli Asset ETF Series Trustees, subject to the qualifications and exceptions set forth in these resolutions, shall have, to the full extent permitted under the Declaration and Delaware law, to the exclusion of any other Trustees of the Trust, all of the rights, protections, indemnities, immunities, duties, powers, authorities and responsibilities of Trustees under the Declaration with respect to, but only with respect to, the Gabelli Asset ETF Series, including without limitation, the power to appoint additional or successor Gabelli Asset ETF Series Trustees (for the avoidance of doubt, such Gabelli Asset ETF Series Trustees shall have no power or authority with respect to any Series or Class of the Trust that is not Gabelli Asset ETF Series); and

FURTHER RESOLVED, that in the event of an action taken by one or more Trustees with respect to a matter that adversely affects Gabelli Asset ETF Series, no such action shall be effective with respect to Gabelli Asset ETF Series without the approval of a majority of the Gabelli Asset ETF Series Trustees; and

FURTHER RESOLVED, that in the event of an action taken by one or more Gabelli Asset ETF Series Trustees with respect to a matter that adversely affects the Trust or one or more Series of the Trust, no such action shall be effective with respect to the Trust or the applicable Series (other than Gabelli Asset ETF Series) without the approval of a majority of the Trustees of the Trust; and

FURTHER RESOLVED, that any of the Gabelli Asset ETF Series Trustees may serve as Trustees of the Trust or any other Series or Class of the Trust; and

FURTHER RESOLVED, that except as may be expressly provided in these resolutions, neither the Trustees of the Trust nor any Trustee a member thereof who is not acting in their capacity as a Gabelli Asset ETF Series Trustee shall have the power, the duty or the authority to manage or otherwise oversee the performance of the Gabelli Asset ETF Series Trustees and that, for the avoidance of doubt, the Trustees of the Trust confirm that pursuant to, and consistent with, Article VIII of the Declaration, a Trustee, who is not acting in their capacity as a Gabelli Asset ETF Series Trustee shall not be responsible or liable to any Person, the Trust or a Shareholder of the Trust for any act, or omission or for neglect or wrongdoing of any Gabelli Asset ETF Series Trustee or any officer, agent, employee, manager, adviser, sub-adviser, administrator or Principal Underwriter of the Trust with respect to the Gabelli Asset ETF Series; and a Gabelli Asset ETF Series Trustee, who is not acting in their capacity as a Trustee of another Series or Class of the Trust, shall not be responsible or liable to any Person, the Trust or a Shareholder of the Trust for any act, or omission or for neglect or wrongdoing of any Trustee or any officer, agent, employee, manager, adviser, sub-adviser, administrator or Principal Underwriter of the Trust with respect to any Series or Class of the Trust that is not Gabelli Asset ETF Series (the foregoing shall not be deemed to limit, reduce or otherwise affect in any way the protections provided to a Trustee (including a Gabelli Asset ETF Series Trustee) under Article VIII of the Declaration); and

FURTHER RESOLVED, that, for the avoidance of doubt, the Trustees of the Trust confirm that pursuant to, and consistent with, Article VIII of the Declaration, a Trustee of the Trust, who is not acting in their capacity as a Gabelli Asset ETF Series Trustee and their Indemnified Persons, shall be indemnified by the Trust and the Gabelli Asset ETF Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by them in connection with any claim, action, suit or proceeding in which they become involved as a party by virtue of their being or having been an Indemnified Person and against amounts paid or incurred by them in settlement thereof; and a Gabelli Asset ETF Series Trustee, who is not acting in their capacity as a Trustee of the Trust or another Series or Class of the Trust, and their Indemnified Persons, shall be indemnified by the Trust and the appropriate Series or Class, to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by them in connection with any claim, action, suit or proceeding in which they become involved as a party by virtue of there being or having been an Indemnified Person and against amounts paid or incurred by them in settlement thereof (the foregoing shall not be deemed to limit, reduce or otherwise affect in any way the protections provided to a Trustee (including a Gabelli Asset ETF Series Trustee) under the Declaration); and

FURTHER RESOLVED, that Section 9.6 of the Declaration is hereby amended to provide that the Trustees of the Trust may not, without the affirmative vote of the holders of a majority of the Outstanding Shares of the Gabelli Asset ETF Series (the power to call such vote and matters associated therewith, including the power to set a record date, shall be vested exclusively in the Gabelli Asset ETF Series Trustees) (or such greater vote as may be required by Delaware or federal law), amend or otherwise supplement the Declaration or amend and restate a trust instrument to reduce the rights, duties, powers, authorities and responsibilities of the Gabelli Asset ETF Series Trustees granted under these resolutions; provided, however, nothing herein shall be deemed to prohibit the Trustees of the Trust from taking any of the foregoing actions (without having to obtain any Shareholder vote or the approval of any Gabelli Asset ETF Series Trustee) to the extent such action would not violate the 1940 Act; and

FURTHER RESOLVED, that Section 6.3 of the Declaration is hereby amended to provide that in the case of a Shareholder meeting called for the purpose of electing Trustees of the Trust, the Gabelli Asset ETF Series Shareholders shall not be counted for Shareholder quorum purposes and shall have no right to vote in the election of Trustees of the Trust. In the case of a Shareholder meeting called for the purpose of electing Gabelli Asset ETF Series Trustees, the Gabelli Asset ETF Series Shareholders shall be the sole Series Shareholders counted for Shareholder quorum purposes and for the election of the Gabelli Asset ETF Series Trustees. Shareholders of any other Series of the Trust shall not be counted for Gabelli Asset ETF Series Shareholder quorum purposes and shall have no right to participate in such Gabelli Asset ETF Series Shareholder meeting or to vote in the election of Gabelli Asset ETF Series Trustees; and

FURTHER RESOLVED, that defined terms used in these resolutions but not otherwise defined herein shall have the meanings given such terms in the Declaration, provided that the term “Trustees” as used herein shall not include any Gabelli Asset ETF Series Trustee solely in their capacity as such; and

FURTHER RESOLVED, that the foregoing resolutions be submitted to the initial shareholder of the Gabelli Asset ETF Series for their approval; and

FURTHER RESOLVED, that this Amendment to the Declaration is hereby approved as in the best interests of the Trust; and

FURTHER RESOLVED, that the officers of the Trust be, and each hereby is, authorized and empowered to execute and deliver any and all documents, instruments, papers and writings, and to do any and all other acts, in the name of the Trust and on its behalf, as they may deem necessary or desirable in connection with or in the furtherance of the foregoing resolutions.

[signature page follows]

IN WITNESS WHEREOF:

/s/ John Birch
John Birch

/s/ Anthony S. Colavita
Anthony S. Colavita

/s/ Michael J. Ferrantino
Michael J. Ferrantino

/s/ Leslie F. Foley
Leslie F. Foley

/s/ Christopher J. Marangi
Christopher J. Marangi

/s/ Michael J. Melarkey
Michael J. Melarkey

/s/ Agnes Mullady
Agnes Mullady

/s/ Salvatore J. Zizza
Salvatore J. Zizza

[Signature Page to Written Consent and Amendment]

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